As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5F, Ping An Financial Center

No. 5033 Yitian Road, Futian District

Shenzhen, Guangdong

People’s Republic of China

+(852) 3757-9718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

OneConnect Financial Technology Co., Ltd.
2017 Stock Incentive Plan (Amended and Restated on September 10, 2019, further Amended and Restated on September 28, 2020)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Yongtao Luo

Chief Financial Officer

OneConnect Financial Technology Co., Ltd.

55F, Ping An Financial Center, No. 5033 Yitian Road

Futian District, Shenzhen, Guangdong

The People’s Republic of China

+(852) 3757-9718

Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2532 3783

EXPLANATORY NOTE

On May 25, 2022, OneConnect Financial Technology Co., Ltd. (the “Company”) approved the increase of the number of ordinary shares available for award grant purpose under its 2017 Stock Incentive Plan by 23,399,613. This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering these 23,399,613 additional ordinary shares that are reserved for issuance at any time and from time to time under the 2017 Stock Incentive Plan. These 23,399,613 ordinary shares are additional securities of the same class as other securities of the Company for which the original S-8 Registration Statement was filed with the Commission on August 24, 2020 (file number: 333-248252), as amended on October 23, 2020 (the “Original S-8 Registration Statement”) and were not previously registered under the Original S-8 Registration Statement. Previously an aggregate of 66,171,600 ordinary shares in the capital of the Registrant were registered for issuance pursuant to the Original S-8 Registration Statement. As such, the total number of ordinary shares which may be issued under the 2017 Stock Incentive Plan is 89,571,213 ordinary shares including 23,399,613 ordinary shares being registered in this Registration Statement.

In accordance with General Instruction E to Form S-8, the contents of the Original Registration Statements are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-39147) for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022;

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39147) filed with the Commission on December 2, 2019, including any amendment and report subsequently filed for the purpose of updating that description; and

(c)	The Original S-8 Registration Statement (File No. 333-248252).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Exhibit Index included herein.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333 234666), as amended, initially filed with the Commission on November 13, 2019)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-234666), as amended, initially filed with the Commission on November 13, 2019)

4.3	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit (a) to the registration statement on Form F-6 (File No. 333-235321), as amended, initially filed with the Commission on December 2, 2019)

4.4	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3 to this registration statement)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1	English translation of 2017 Stock Incentive Plan (amended and restated on September 10, 2019, further amended and restated on September 28, 2020) of the Registrant (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form S-8 POS (File No. 333-248252))

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing fee table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on May 31, 2022.

OneConnect Financial Technology Co., Ltd.

By:	/s/ Chongfeng Shen
Name:	Chongfeng Shen
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yongtao Luo as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Wangchun Ye	Chairman of the Board of Directors and Director	May 31, 2022
Wangchun Ye

/s/ Chongfeng Shen	Chief Executive Officer and Director (principal executive officer)	May 31, 2022
Chongfeng Shen

/s/ Rong Chen	Director	May 31, 2022
Rong Chen
/s/ Sin Yin Tan	Director	May 31, 2022
Sin Yin Tan

/s/ Wenwei Dou	Director	May 31, 2022
Wenwei Dou

/s/ Min Zhu	Director	May 31, 2022
Min Zhu

/s/ Wenjun Wang	Director	May 31, 2022
Wenjun Wang

/s/ Yaolin Zhang	Director	May 31, 2022
Yaolin Zhang

/s/ Tianruo Pu	Director	May 31, 2022
Tianruo Pu

/s/ Wing Kin Anthony Chow	Director	May 31, 2022
Wing Kin Anthony Chow

/s/ Ernest Ip	Director	May 31, 2022
Ernest Ip

/s/ Yongtao Luo	Chief Financial Officer (principal financial and accounting officer)	May 31, 2022
Yongtao Luo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OneConnect Financial Technology Co., Ltd. has signed this registration statement or amendment thereto in New York, United States on May 31, 2022.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.